UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2007

Sterling Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16276	23-2449551
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 North Pointe Boulevard, Lancaster, Pennsylvania		17601-4133
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717-581-6030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06 Material Impairments.

As previously reported, Sterling Financial Corporation (the "Corporation") has been conducting an investigation into financing contract irregularities at its financial services group affiliate, Equipment Finance LLC ("EFI"). As of this date, the preliminary results of that investigation have revealed evidence of a sophisticated loan scheme, orchestrated deliberately by certain EFI officers and employees over an extended period of time, to conceal credit delinquencies, falsify financing contracts and related documents, and subvert the Corporation's established internal controls and reporting systems. Accordingly, the Board of Directors, upon the recommendation of management, through its Disclosure Committee, and with the concurrence of the Audit Committee, concluded on May 23 that the Corporation will be required under generally accepted accounting principles to record a material charge for impairment to certain assets related to the irregularities at EFI. The assets include EFI financing contracts, interest associated with those contracts, and potentially goodwill attributable to EFI. Although the Corporation has not determined the annual periods in which the impairment occurred, the Corporation currently expects to record a cumulative after-tax charge to the December 31, 2006 financial statements of approximately $145 million to $165 million, based upon the results of the investigation's preliminary findings. However, at this point in the investigation, the Corporation has not determined the final financial impact, including any potential recoveries, such as insurance and collateral.

Item 8.01 Other Events.

The information contained in the Corporation's press release dated May 24, 2007, and attached as Exhibit 99.1 to this Current Report on Form 8-K, is hereby incorported by reference in its entirety into this Current Report under Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(a) N/A
(b) N/A
(c) N/A
(d) Exhibits

Exhibit 99.1
Sterling Financial Corporation press release dated May 24, 2007

Statements contained herein as to the Corporation's expectations and goals are forward-looking statements under the Private Securiteis Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Among the signficant risks and uncertainties are: competitive pressures arising from aggressive competition from other banks; the Corporation's ability to grow its loan portfolio; changes in the cost, availability, or access to funding due to changes in the deposit or credit markets or federal funds available; the effect of government policy and regulation, including restrictions and/or limitations arising from banking laws, regulations and examinations; legal proceedings; and the ability to attract and retain key personnel. More information on risk factors affecting the Corporation is available in the filings the Corporation makes with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Financial Corporation

May 24, 2007	By:	J. Roger Moyer, Jr.

Name: J. Roger Moyer, Jr.
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Sterling Financial Corporation press release dated May 24, 2007